Exhibit 99.1
CapsoVision Appoints Gastroenterology Leader David S. Shields, M.D.,
to Board of Directors

Longtime Clinical Advisor and Capsule Endoscopy Pioneer Joins Board as Company Advances AI-Enabled Capsule Endoscopy Platform

SARATOGA, Calif., July 2, 2026 – CapsoVision, Inc. (Nasdaq: CV), a commercial-stage medical technology company developing advanced imaging and AI-enabled capsule endoscopy solutions, announced the appointment of David S. Shields, M.D., to its Board of Directors, effective July 1, 2026.
Dr. Shields is a board-certified gastroenterologist with more than 40 years of experience in academic medicine, clinical gastroenterology, advanced endoscopy and digestive disease management. He has served as a clinical advisor and consultant to CapsoVision for nearly a decade. He succeeds Joanne C. Imperial, M.D., who has stepped down from the Board and will continue to support the Company as an independent clinical consultant.
Dr. Shields has maintained a private gastroenterology consulting practice in Palo Alto, California since 1986, providing comprehensive care to patients with gastrointestinal and liver disorders. He previously served as Assistant Professor of Medicine in the Division of Gastroenterology at Stanford University School of Medicine and Director of Endoscopy at Stanford Hospital. A recognized leader in gastrointestinal innovation, Dr. Shields established one of the earliest gastroenterology endoscopy programs associated with Stanford University and has been an early adopter and clinical investigator in capsule endoscopy technology. He currently serves as a gastroenterology consultant and clinician at both San Mateo County Medical Center and the Palo Alto Veterans Affairs Health Care System, where he continues to teach medical residents and gastroenterology fellows. Dr. Shields has nearly two decades of experience utilizing capsule endoscopy in the diagnosis and management of small bowel disorders and gastrointestinal bleeding.
“We are delighted to welcome David to our Board of Directors," said Johnny Wang, President and Chief Executive Officer of CapsoVision. “Since 2017, he has been a trusted clinical advisor to CapsoVision. As we approach several important milestones, including the anticipated commercial launch of our AI-assisted reading feature for CapsoCam Plus®, the continued advancement of our second-generation CapsoCam Colon™ program, and the expected expansion of our broader capsule platform, we believe the Company is entering an exciting new phase of growth. David's deep clinical expertise, extensive experience in capsule endoscopy, and longstanding knowledge of gastrointestinal clinical practice make him an invaluable addition to our Board.”
"I am honored to join CapsoVision's Board at such an exciting time for the Company,” said Dr. Shields. “Having worked alongside the team for many years, I've seen firsthand the innovation behind its technology and its commitment to improving patient care. I believe CapsoVision is well positioned to advance the next generation of AI-enabled capsule endoscopy, and I look forward to helping guide the Company's continued growth and clinical impact.”
Mr. Wang continued, “On behalf of the Board and the entire CapsoVision team, I also want to thank Dr. Joanne Imperial for her many contributions as a director. We are pleased that she will continue to support CapsoVision as a close clinical advisor, providing ongoing guidance for our pancreatic cancer clinical program and our planned 2027 esophageal varices study, which will evaluate our next-generation capsule platform incorporating Canon's advanced imaging technology. We look forward to continuing to benefit from Joanne's clinical expertise as we advance these important programs.”
About David S. Shields, M.D.
Dr. David S. Shields is a board-certified gastroenterologist with more than four decades of experience in academic medicine, clinical gastroenterology, advanced endoscopy and digestive disease management. Since 1986, he has maintained a private gastroenterology consulting practice in Palo Alto, California, providing comprehensive care to patients with gastrointestinal and liver disorders.
Dr. Shields previously served as Assistant Professor of Medicine in the Division of Gastroenterology at Stanford University School of Medicine and Director of Endoscopy at Stanford Hospital. Throughout his career, he has remained actively involved in clinical education and physician training. He currently serves as a gastroenterology consultant and clinician at both San Mateo County Medical Center and the Palo Alto Veterans Affairs Health Care System, where he continues to teach medical residents and gastroenterology fellows.
A recognized leader in gastrointestinal innovation, Dr. Shields established one of the earliest gastroenterology endoscopy programs associated with Stanford University and has been an early adopter and clinical investigator in capsule endoscopy technology. He has accumulated nearly two decades of experience utilizing capsule endoscopy for the diagnosis and management of small bowel disorders and gastrointestinal bleeding.
Dr. Shields earned a Bachelor of Arts degree in Biochemistry with highest honors from the University of California, Santa Barbara, and received his Doctor of Medicine degree from the University of California, San Francisco School of Medicine. He completed his residency training in Internal Medicine at Stanford University School of Medicine and the University of Virginia, followed by a fellowship in Gastroenterology at the University of Virginia.
About CapsoVision
CapsoVision is a commercial-stage medical technology company focused on developing advanced imaging and AI-enabled solutions to transform the detection and screening of gastrointestinal diseases. Its flagship product, CapsoCam Plus®, is a wire-free, panoramic capsule endoscope that enables high-resolution visualization of the small bowel and supports cloud-based or direct capsule video retrieval. The Company’s next pipeline product, CapsoCam Colon™ with enhanced AI, is designed to enable non-invasive colon imaging and polyp detection. With a proprietary platform targeted to expand across multiple GI indications, including esophageal and pancreatic disorders, CapsoVision is advancing a new era in capsule-based diagnostics. For more information on CapsoVision, please visit www.capsovision.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “positioned”, “on track”, “anticipate(s)”, “intend(s)”, “plan(s)”, “believe(s)”, “potential”, “will”, “should”, “could”, “would”, “may”, “continue”, “remain”, “advancing”, “approach(ing)”, “planned”, “look forward”, or “target(ed)” and other words of similar meaning. Examples of these forward-looking statements include, but are not limited to, statements concerning possible or assumed future results of operations and financial position, including the Company’s expectations regarding the Company’s product and clinical development efforts, the timing and receipt of regulatory submissions and approvals , the Company’s plans, strategies and timing for its pipeline development (including the anticipated commercial launch of our AI-assisted reading feature for CapsoCam Plus®, the continued development for our second-generation of CapsoCam Colon™, the clinical study for CapsoCam® UGI in pancreatic cancer detection, and the planned 2027 esophageal varices study) and the success of the Company’s plans and strategies. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions, the Company’s financial condition and the availability of cash and financing, the success of the Company’s product and clinical development efforts, the failure to receive regulatory clearance and the failure to adapt the Company’s products for new indications. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Form 10-K and Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements, except as required by law.
Investor Relations Contact
Leigh Salvo
New Street Investor Relations
Investors@CapsoVision.com

Media Contact
Leslie Strickler and Paul Spicer
Être Communications
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